GOLDEN CYCLE GOLD CORPORATION

                                             2340 Robinson Street
                                 Colorado Springs, Colorado  80904
                                     ________________________

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                                 May 22, 1996
              _________________________

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of GOLDEN CYCLE GOLD CORPORATION (the "Corporation"), a Colorado corporation, will be held at the Sheraton Colorado Springs Hotel, Colorado Springs, Colorado, May 22, 1996, at 9:00 a.m. (local time) for the following purposes:

    1. To elect six (6) directors of the Corporation to serve until the next Annual Meeting of Shareholders and until their successors are chosen and qualified; and

    2. To appoint independent auditors to audit the books and records of the Corporation at the close of the current year.

    3. To transact such other business as may properly come before the meeting, or any adjournment thereof;

all as more fully set forth in the accompanying Proxy Statement.

    The Board of Directors has fixed the close of business on April 10, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The books for transfer of shares of the Corporation will not be closed.

    IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY.

                                  By Order of the Board of Directors,



                                  R. Herbert Hampton
                                  Secretary

April 15, 1996

GOLDEN CYCLE GOLD CORPORATION
2340 Robinson Street
Colorado Springs, Colorado 80904
__________________________

PROXY STATEMENT
__________________________

ANNUAL MEETING OF SHAREHOLDERS
May 22, 1996

    This proxy statement and the accompanying form of proxy are being mailed on or about April 15, 1996 to the holders of record on April 10, 1996 of the Corporation's Common Stock, without par value (the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting to be held for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders, or any adjournment thereof.

    A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Annual Meeting, the proxy will be voted for the election of the nominees for election to the Board of Directors and for the appointment of the independent auditors. The Board of Directors is not aware of any other matters intended to be presented for action at the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting, or if other circumstances not now known make any of the nominees for election to the Board of Directors unable to serve, it is the intention of the persons named in the proxy to vote on such matters or for such other nominees, as the case may be, in their best judgment.

    A shareholder who has given a proxy has the power to revoke it by giving written notice of such revocation to the Corporation's Secretary at any time prior to the exercise of the proxy. A shareholder's presence at the Annual Meeting, without such written notice of revocation, will not cause the proxy to be revoked. SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE ANNUAL MEETING ARE URGED TO CONSIDER CAREFULLY THE INFORMATION IN THIS PROXY STATEMENT AND TO MARK, SIGN, DATE AND RETURN THEIR PROXIES AS SOON AS POSSIBLE. PROMPT RESPONSE IS HELPFUL.

    The cost of solicitation of proxies will be paid by the Corporation. In addition to solicitation of proxies by use of the mails, certain of the officers, directors and employees of the Corporation, without extra remuneration, may solicit proxies personally or by other communication facilities. The Corporation will reimburse brokers and others who are only record holders of the Corporations' Common Stock for their reasonable expenses in obtaining voting instructions from beneficial owners of such stock.

    Pursuant to the Corporation's By-Laws, the Board of Directors has fixed the close of business on April 10, 1996 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding 1,573,050 shares of Common Stock. The presence in person or by proxy of the holders of a majority of the outstanding shares is necessary for a quorum. Each share of Common Stock entitles the holder thereof to one vote and the affirmative vote of holders of a majority of the shares present in person or represented by proxy at the Annual Meeting will be required for the election of Directors. As abstentions are considered present for the purposes of determining whether the quorum requirement is satisfied, they will have the legal effect of a vote against a proposal. Therefore, unless you are opposed to a proposal, you are urged to vote in favor of such proposal, since an abstention is the equivalent of a vote against such proposal. When a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, such shares will be considered present for determining whether the quorum requirement is satisfied but will not affect the determination of whether the proposal on which the nominee has no authority to vote is approved.

    The Annual Report of the Corporation for the year ended December 31, 1995 is enclosed herewith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as to each person who, to the knowledge of the Board of Directors, was the beneficial owner of more than five (5%) of the Corporation's Common Stock outstanding as of March 20, 1996.


    Name and Address              Number of Shares              Percent
    of Beneficial Owner                        Beneficially Owned(1)
     of Class

    American Diversified                       361,033                    22.9%
    Enterprise, Inc. ("ADE")
    c/o Holtzmann, Wise & Shepard
    1271 Avenue of the Americas, 45th Floor
    New York, New York  10020

            Taki N. Anagnoston, M.D.                      182,443 (2)
               11.6%
    700 R. West 6th Street
    Gilroy, California 95020

________________________________________________________________________

(1) To the best knowledge of the Corporation, except as indicated below, each beneficial owner has sole voting and investment power in respect of such shares.

(2) The indicated number of shares includes 66,418 shares held by a revocable trust for the benefit of Dr. Anagnoston's wife, of which he and his wife are trustees, 1,400 shares beneficially owned by Dr. Anagnoston's wife and 40,209 shares held by a partnership, of which Dr. Anagnoston and his wife are general partners.

    At the Record Date, the officers and directors of the Corporation as a group beneficially owned 280,464 shares of Common Stock or approximately 15.7% of such class. The number of shares of Common Stock owned by officers and directors of the Corporation includes an aggregate of 217,000 shares of Common Stock which the officers and directors have the right to acquire upon the exercise of options, which shares are treated as outstanding for the purpose of computing the percentage of outstanding shares of Common Stock owned by officers and directors as a group.

PROPOSAL NO. 1

ELECTIONS OF DIRECTORS

    Pursuant to the By-Laws of the Corporation, the Board of Directors has fixed the number of Directors at six. The entire Board of Directors is to be elected at each annual meeting of shareholders, and each Director is elected to serve until the next succeeding annual meeting and until his successor is elected and qualifies. The Board of Directors met four times during 1995. The Audit Committee, the only standing committee of the Board of Directors, met on March 23, 1995. Each director attended 75% or more of the total meetings of the Board and any committee of which he is a member.

    Management intends to nominate for election at the Annual Meeting the individuals named in the following table which sets forth certain information with respect to each nominee. All of the nominees are currently Directors of the Corporation and together comprise the entire Board of Directors.

                                  Shares of Common           Percent
Name of Nominee                        Stock Beneficially           of Class
 Age (Year First                           Owned as of              Outstanding
Became Director)        Principal Occupation (1) March  15, 1995(2)
 (3)    .

Melvin L. Cooper   Chairman of the Board and President     85,850(4)
  5.4%
Age 68 (1983)      of The Union Corporation; The Union
              Corporation is engaged in providing
              accounts receivable management and
              collection services.

Rex H. Hampton     Consultant to the Corporation since       49,002(5)
  3.0%
Age 77 (1980)      August 1, 1993; Chairman of the
              Board of the Corporation from May
              18. 1989 to July 31, 1993 and President
              and Chief Executive Officer thereof
              from August 16, 1980 to July 31, 1993;
              President and Chief Executive Officer of
              Golden Cycle Land Corporation, a land
              development company and wholly-owned
              subsidiary of ATE Enterprises Inc. from
              August 16, 1980 to December 31, 1986;
              Manager, Golden Cycle Land Division,
              ATE Enterprises Liquidating Trust
              January 1, 1987 to March 31, 1991;
              Brigadier General U.S. Army (Ret.)

John A. Love       Retired; Of Counsel to Davis, Graham      30,000(6)
   1.9%
Age 79 (1983)      & Stubbs from 1985 through
              December 31, 1993; Chief Executive
              Officer of Ideal Basic Industries, a cement manufacturer now known as Holnam, Inc., from January 1974 to November 1985.

Frank M. Orrell    Chairman of the Board of Mother Lode     28,500(7)
  1.8%
Age 62 (1989)      Gold Mines Consolidated, a gold
              mining exploration and development
              company, since 1978 and Chief Executive
              Officer thereof since 1985; registered
              representative with Orrell and
              Company, Inc., a stock brokerage firm,
              since 1984.

Alan P. Ploesser   Chairman of the Board of the                     22,000(6)

     1.4%
Age 72 (1989)      Corporation since August 1, 1993;
              Vice President-Operations of Philex
              Mining Corporation, a copper and
              gold mining corporation, from January
              1985 until his retirement in January 1989;
              Vice President-Operations of North
              Davao Mining Corporation, a copper
              and gold mining corporation, from
              January 1981 to December 1984.

Birl W. Worley, Jr.     President and Chief Executive Officer     60,000(6)

   3.7%
Age 65 (1980)      of the Corporation since August 1,
              1993; Executive Vice President and
              Director of Stan West Mining Corporation from June 1985 through March 1986;
              Mineral Resources Consultant to the
              Corporation and to Benguet Corporation
              prior to August 1, 1993.

________________________________________________________________________

 (1) The occupation listed constitutes the principal occupation or employment of the referenced individual for at least the past five (5) years, except as otherwise indicated.

(2) Except as noted below, each beneficial owner has sole voting power and sole investment power.

(3) Based on 1,573,050 shares of Common Stock issued and outstanding as of April 10, 1996. Shares issuable upon exercise of options issued to each Director are treated as outstanding for the purpose of computing the percentage ownership of such Director.

(4) Includes 30,900 outstanding shares beneficially owned by Mr. Cooper and registered in his name; 24,950 outstanding shares which are held in a trust of which Mr. Cooper is the trustee and which is revocable by him at his will and 30,000 shares issuable to Mr. Cooper upon exercise of options. Mr. Cooper has sole power to vote and dispose of such shares.

(5)  Includes  45,000 shares issuable to Mr. Hampton upon exercise of options.

(6)  Consists solely of shares issuable upon exercise of options.

(7)  Includes 25,000 shares issuable to Mr. Orrell upon exercise of options.

Information Concerning Executive Officers

    The Corporation's executive officers are Alan P. Ploesser, Chairman of the Board, Birl W. Worley, Jr., President and Chief Executive Officer, and R. Herbert Hampton, Vice President, Finance. Mr. Hampton has served as Vice President, Finance since August 1, 1993 and has been an employee of the Corporation since October 1, 1992. Mr. Hampton served as a Lieutenant Colonel, U.S. Army, for more than five years prior to joining the Corporation. Mr. Hampton is 49 and is the son of Rex H. Hampton, a director and former officer of the Corporation.

Committee of the Board of Directors

    Pursuant to Paragraph 16 of the Corporation's By-Laws, the Board of Directors has created an Audit Committee, comprised of Messrs. Love (Chairman), Orrell and Hampton, which is empowered to supervise the auditing of the accounts of the Corporation. Its functions include reviewing the scope of the audit and auditing fees, meeting with the auditors and the officers of the Corporation to assure the adequacy of internal controls and reporting, reviewing the financial statements of the Corporation and performing other duties and functions deemed appropriate by the Board. The Audit Committee met on March 23, 1995.

    In 1994, the Board created an Employee Compensation Committee comprised of Messrs. Ploesser, Cooper and Hampton, which is empowered to supervise and approve the terms of employment of all officers and employees of the Corporation, other than the President, and to recommend the terms of employment of the President to the Board of Directors for approval. The Compensation Committee did not meet in 1995.

Executive Compensation

Summary Compensation Table

    The following table sets forth information on the compensation earned by Mr. Worley, the Chief Executive Officer, and by Mr. Hampton, who served as Chief Executive Officer through July 31, 1993. The Chief Executive Officer is the highest paid officer of the Corporation:

Name and                                            Annual
 Long Term
Principal                            Compensation               Compensation
     All Other
Position      Year              Salary             Option Awards
Compensation

Birl W. Worley     1995            $66,000                 -
        -
President and      1994              80,250         5,000
     -
Chief Executive           1993                 31,250 (1)          5,000
         $21,000
Officer

Rex H. Hampton     1993            $26,250 (2)           5,000
$10,000
Chairman of the                                 -
Board, President
and Chief
Executive Officer
________________________

(1) Represents amounts paid to Mr. Worley after August 1, 1993, when he was elected President and Chief Executive Officer. Prior thereto, he served as a consultant to the Corporation and received an aggregate of $21,000 in consulting fees in 1993, which amount is set forth in the "All Other Compensation" column.

(2) Represents amounts paid to Mr. Hampton for his services as Chairman of the Board, President and Chief Executive Officer from January 1, 1993 through July 31, 1993. Mr. Hampton also received an aggregate of $10,000 for his services as a consultant to the Corporation from August 1, 1993, through December 31, 1993, which amount is set forth in the "All Other Compensation" column.

    The following table sets forth certain information with respect to stock options exercised by Mr. Worley and Mr. Hampton in the last fiscal year and the value of options held by each of them at fiscal year end. All options are fully exercisable; no SAR's have been granted by the Corporation. No stock options were granted to Mr. Worley or Mr. Hampton in the last fiscal year.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                  Number of
                                  Securities     Value of
                                  Underlying     Unexercised
                                  Unexercised    In-the-Money
         Shares Acquired         Value Options at     Options at
Name               On Exercise    Realized ($)   FY-End  (#)    FY-End ($) (1)

Birl W. Worley     -0-                -0-        60,000        $148,125
Rex H. Hampton     -0-                -0-        45,000        $  73,125
________________________

(1) Mr. Worley and Mr. Hampton hold options entitling them to purchase 45,000 shares and 30,000 shares, respectively, of the Corporation's Common Stock at exercise prices which are less than $8.375 per share (the fair market value of a share of the Corporation's Common Stock on December 29, 1995). The values set forth above are calculated based on the aggregate amount of the excess of $8.375 over the relevant exercise prices of these options.

                   Compensation of Directors

    The compensation payable to directors is established periodically by the Board and for the past four years has consisted of a fee in the amount of $2,000.00 per meeting payable to each member of the Board, such fees not to exceed $8,000.00 in the aggregate per director in any one year. Directors were also entitled to reimbursement of expenses incurred in connection with such attendance. For the past four years, members of the Audit Committee were entitled to a fee of $300.00 for each formal committee meeting, not to exceed $600.00 per annum.

    Mr. Hampton has served as a consultant to the Corporation since August 31, 1993. Mr. Hampton currently serves as a consultant pursuant to an agreement which provides that he will devote such time and attention to the Corporation's business as the Corporation reasonably requests and will be compensated at the rate of $125 per hour, plus reimbursement of expenses. The agreement expires on May 31, 1996. In 1995, Mr. Hampton did not receive any consulting fees from the Corporation.

    Compliance with Section 16(a) of the Securities Exchange Act of 1934

    Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Corporation's directors, executive officers and 10% shareholders are required to file with the Securities and Exchange Commission and the Pacific Stock Exchange reports of ownership and changes in ownership of the Corporation's Common Stock. Copies of such forms are required to be furnished to the Corporation. Based solely on its review of the copies of such reports, or written representations that no reports were required, the Corporation believes that during 1995, its directors, executive officers and 10% shareholders complied with the Section 16(a) requirements, except that the Corporation has received a Form 5 filed on behalf of Dr. Anagnoston, a 10% shareholder of the Corporation, which reports that 85 transactions occurred during 1995 with respect to which no reports on Form 4 were filed. From the information available, the Corporation cannot determine which, if any, of such transactions were reportable or if an exemption from the reporting requirements for any of them was available to the reporting person.

PROPOSAL NO. 2

    ELECTION OF INDEPENDENT AUDITORS

    On November 30, 1995 the Board of Directors selected KPMG Peat Marwick ("KPMG"), as independent auditors of the Corporation. It is intended that, in the absence of a contrary direction, votes will be cast pursuant to the accompanying proxies for the appointment of KPMG Peat Marwick LLP ("KPMG") as independent auditors to audit the books and records of the Corporation at the close of the current calendar year. Neither KPMG nor any of its partners has any financial interest in or any connection (other than as independent certified public accountants) with the Corporation. A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will respond to appropriate questions.

    On January 31, 1994, the Board of Directors informed Deloitte & Touche ("D&T"), the Corporation's independent accountants for the years ended December 31, 1991 and 1992, of its decision to appoint another auditing firm. There were no disagreements with D&T on any other matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the Corporation's fiscal year ended December 31, 1992 and the subsequent interim period preceding the change of the Corporation's auditors which, if such disagreements were not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. The Corporation has been advised by the Joint Venture that D&T will continue as the independent accountants and auditors for the Joint Venture, for Pikes Peak Mining Company, the managing partner of the Joint Venture, and for Independence Mining Company, the parent of Pikes Peak Mining Company.

    D&T's audit report on the financial statements of the Corporation for the year ended December 31, 1992 included an explanatory paragraph which stated that substantial doubt existed regarding the Joint Venture's ability to continue as a going concern because the Joint Venture did not have financing in place for its operating and development needs at the time of issuance of such report (March 24, 1993). There was no qualification, modification or explanatory paragraph included in D&T's March 10, 1992 report on the Corporation's financial statements for the year ended December 31, 1991.

    SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING OF SHAREHOLDERS

    A Shareholder proposal to be presented at the 1997 Annual Meeting of Shareholders must be received at the Corporation's office at 2340 Robinson Street, Colorado Springs, Colorado 80904 no later than December 16, 1996 in order to be included in the proxy materials for that meeting.


                                  By Order of the Board of Directors



Colorado Springs, Colorado                         R. Herbert Hampton
April 15, 1996                              Secretary